PETROLEUM & RESOURCES CORPORATION
                             Seven St. Paul Street
                           Baltimore, Maryland 21202


                ----------------------------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                ----------------------------------------------
                                                               February 16, 2001


     Notice is hereby given that the Annual Meeting of Stockholders of PETROLEUM & RESOURCES CORPORATION, a Maryland corporation (the "Corporation"), will be held at the Radisson Hotel at Cross Keys, 5100 Falls Rd., Baltimore, Maryland 21210, on Tuesday, March 27, 2001, at 10:00 a.m., for the following purposes:

     (a) to elect directors as identified in the Proxy Statement for the ensuing year;

     (b) to consider and vote upon the ratification of the selection of PricewaterhouseCoopers LLP as the firm of independent accountants to audit the books and accounts of the Corporation for or during the year ending December 31, 2001; and

     (c) to transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on February 16, 2001, as the record date for the determination of the stockholders entitled to notice of and to vote at this meeting.


                                          By order of the Board of Directors,




                                          LAWRENCE L. HOOPER, JR.
                                          Vice President, Secretary and
                                          General Counsel

Baltimore, MD






     Note: Stockholders who do not expect to attend the meeting are requested to fill in, sign, date and return the accompanying proxy in the enclosed envelope without delay.

                       PETROLEUM & RESOURCES CORPORATION
                             Seven St. Paul Street
                              Baltimore, MD 21202
                                 -------------
                                Proxy Statement
                                -------------
     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Petroleum & Resources Corporation, a Maryland corporation (the "Corporation"), for the Annual Meeting of Stockholders to be held on Tuesday, March 27, 2001, and is first being sent to stockholders on or about February 23, 2001.

     Only stockholders of record at the close of business on February 16, 2001, may vote at the Annual Meeting to be held on March 27, 2001. On the record date, the Corporation had outstanding 20,931,644 shares of Common Stock ("Common Stock").

     The holders of the Common Stock shall be entitled to one vote per share. The Corporation has no other class of security outstanding. For Proposal (a), referred to below, directors shall be elected by a plurality of the votes cast at the meeting, and Proposal (b) referred to below requires the affirmative vote of a majority of the votes cast at the meeting. Unless otherwise required by the Corporation's Articles of Incorporation or By-laws, or by applicable Maryland law, any other matter properly presented for a vote at the meeting will require the affirmative vote of a majority of the votes cast at the meeting. Proxies received by the Corporation that are marked "without authority" or abstain, or that constitute a broker non-vote, are counted as present for purposes of determining a quorum at the meeting. Broker non-votes are shares held in the name of a broker or nominee for which the broker or nominee indicates that instructions have not been received from the beneficial owner or person entitled to vote and the broker or nominee does not have discretionary voting power. Proxies marked "withhold authority", abstentions and broker non-votes do not count as votes cast with respect to any proposal, and therefore, such proxies would have no effect on the outcome of Proposals
(a) and (b), below.

     The Annual Meeting is being held on March 27, 2001 for the following purposes: (a) election of directors of the Corporation; (b) ratification of the selection of PricewaterhouseCoopers LLP as the firm of independent accountants to audit the books and accounts of the Corporation for or during the year ending December 31, 2001; and (c) transaction of such other business as may properly come before said meeting or any adjournment thereof. At the date of this proxy statement, the only business that the management intends to present, or knows that others will present at the meeting, are Proposals (a) and (b) referred to above. Should any other matter come before the meeting, however, action may be taken thereon pursuant to proxies in the form enclosed.

     Except for Proposals (a) and (b) referred to above, the proxies confer discretionary authority on the persons named therein or their substitutes with respect to any business that may properly come before the meeting. Stockholders retain the right to revoke executed proxies at any time before they are voted by written notice to the Corporation, by executing a later dated proxy, or by appearing and voting at the meeting. Properly executed proxies will be voted as directed, but, if no direction is specified, the shares covered by a given proxy will be voted in favor of Proposals (a) and (b). Under Maryland Law, there are no appraisal or other dissenter rights with respect to any matter to be voted on at the Annual Meeting that is described herein.

     The Corporation will pay all costs of soliciting proxies in the accompanying form. See "Other Matters" below. Solicitation will be made by mail, and officers, regular employees, and agents of the Corporation may also solicit proxies by telephone or personal interview. The Corporation expects to request brokers and nominees who hold stock in their names to furnish this proxy material to their customers and to solicit proxies from them, and will reimburse such brokers and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.


                           (a) ELECTION OF DIRECTORS

     Unless contrary instructions are given by the stockholder signing a proxy, it is intended that each proxy in the accompanying form will be voted at the Annual Meeting for the election of the following nominees to the Board of Directors for the ensuing year, all of whom have consented to serve if elected:


          Enrique R. Arzac       W. D. MacCallan        John J. Roberts
          Daniel E. Emerson      W. Perry Neff          Susan C. Schwab
          Thomas H. Lenagh       Douglas G. Ober*       Robert J. M. Wilson
                                 Landon Peters

     If for any reason one or more of the nominees above named shall become unable or unwilling to serve (which is not now expected) when the election occurs, proxies in the accompanying form will, in the absence of contrary instructions, be voted for the election of the other nominees above named and may be voted for substitute nominees in the discretion of the persons named as proxies in the accompanying form. The directors elected will serve until the next annual meeting or until their successors are elected, except as otherwise provided in the By-laws of the Corporation.


Information as to Nominees for Election as Directors (as of December 31, 2000):

     Set forth below with respect to each nominee for director are his or her name and age, any positions held with the Corporation, other principal occupations during the past five years, other directorships and business affiliations, the year in which he or she first became a director, and the number of shares of Common Stock beneficially owned by him or her. Also set forth below is the number of shares of Common Stock beneficially owned by all directors and officers of the Corporation as a group.



                                                                                                       Shares of
                                                                                                         Common
                                                                                            Has          Stock
                                                                                          been a      Beneficially
                      Name, Age, Positions with the Corporation,                         Director        Owned
                  Other Principal Occupations and Other Affiliations                       since      (a)(b)(c)(d)
-------------------------------------------------------------------------------------   ----------   -------------
Enrique R. Arzac, 59, Professor of Finance and Economics, formerly Vice Dean of           1987           2,785
  Academic Affairs of the Graduate School of Business, Columbia University. Director
  of The Adams Express Company and Credit Suisse Asset Management Funds
  (investment companies).

Daniel E. Emerson, 76, Retired Executive Vice President of NYNEX Corporation,             1987           8,986
  retired Chairman of the Board of both NYNEX Information Resources Co. and
  NYNEX Mobile Communications Co. Previously, Executive Vice President and
  Director of New York Telephone Company. Presently, Chairman, The National YMCA
  Fund, Inc. Director of The Adams Express Company.

----------
* Mr. Ober is an "interested person", as defined by the Investment Company Act of 1940, because he is an officer of the Corporation.

                                                                                                            Shares of
                                                                                                              Common
                                                                                                Has           Stock
                                                                                              been a       Beneficially
                        Name, Age, Positions with the Corporation,                           Director         Owned
                    Other Principal Occupations and Other Affiliations                         since       (a)(b)(c)(d)
-----------------------------------------------------------------------------------------   ----------   ---------------
Thomas H. Lenagh, 82, Financial Advisor, Chairman of the Board, Inrad Corp.                   1987             1,998
  (crystals), formerly Chairman of the Board and Chief Executive Officer of Greiner
  Engineering Inc. (formerly Systems Planning Corp.) (consultants), formerly financial vice president, Aspen Institute (research), and financial advisor and prior thereto
  Treasurer of the Ford Foundation (charitable foundation). Director of Gintel Fund,
  Clemente Strategic Fund, and The Adams Express Company (investment companies), ICN Pharmaceuticals Inc., ASD Group (electronic contract manufacturing), and China Light Industry Fund.

W. D. MacCallan, 73, Retired Chairman of the Board and Chief Executive Officer of the         1971            19,509
  Corporation. Director, former Chairman of the Board and Chief Executive Officer of
  The Adams Express Company, formerly consultant to the Corporation and The
  Adams Express Company. Previously, Director of the Hanover Funds, Inc. and the
  Hanover Investment Funds, Inc. (investment companies). Presently, Trustee, Chase
  Vista and Chase funds (68 funds).

W. Perry Neff, 73, Private Financial Consultant, Retired Executive Vice President of          1971             1,149
  Chemical Bank. Director of The Adams Express Company. Previously, Chairman of
  the Board and Director of the Hanover Funds, Inc. and the Hanover Investment
  Funds, Inc. (investment companies) and a Director of Van Deventer & Hoch
  (investment company). Presently, Trustee, Chase Vista and Chase funds (68 funds).

*Douglas G. Ober, 54, Chairman of the Board and Chief Executive Officer of the                1989            58,581(e)
  Corporation since April 1, 1991. Director, Chairman of the Board and Chief Executive
  Officer of The Adams Express Company.

Landon Peters, 70, Private Investor, formerly Investment Manager, Y.M.C.A. Retirement         1987            19,847
  Fund. Formerly Executive Vice President and Treasurer and prior thereto Senior Vice
  President and Treasurer of The Bank of New York. Director of The Adams Express
  Company.

John J. Roberts, 78, Senior Advisor, formerly Vice-Chairman, External Affairs, American       1987             1,505
  International Group, Inc. (insurance). Formerly Chairman and Chief Executive Officer of American International Underwriters Corporation (insurance). Previously President of American International Underwriters Corporation-U.S./Overseas Operations.
  Honorary Director of American International Group, Inc. and Director of The Adams
  Express Company.

Susan C. Schwab, 45, Dean of the School of Public Affairs at the University of                2000               429
  Maryland, College Park. Formerly Director of Corporate Business Development at
  Motorola, Inc. Also served as an Assistant Secretary of Commerce for the U.S. and
  Foreign Commercial Service of the U.S. Department of Commerce. Director of
  Calpine Corp. (energy) and The Adams Express Company.

Robert J. M. Wilson, 80, Retired President of the Corporation. Director and retired           1975            10,218
President of The Adams Express Company.

Directors and executive officers of the Corporation as a group.                                              301,380

----------
* Mr. Ober is an "interested person," as defined by the Investment Company Act of 1940, because he is an officer of the Corporation.

(a)  To the Corporation's knowledge, other than shares referred to in footnote
     (c) below, each director had sole investment and voting power with respect to the shares shown opposite his or her name, except (i) Mr. Lenagh, who had only investment power; and (ii) 2,289 shares shown for Mr. Peters, which were beneficially owned by his wife, and as to which he had shared investment power but no voting power and disclaims beneficial ownership.

(b) Of the amounts shown as beneficially owned by the directors and executive officers as a group, 55,592 shares were held by the Trustee under the Employee Thrift Plan of the Corporation.

(c) The amounts shown include shares subject to option under the Corporation's Stock Option Plan (see "Stock Option Plan" below) held by Mr. Ober (45,854 shares), and directors and executive officers as a group (179,298 shares). Mr. Ober and the other officers with shares subject to option all disclaim beneficial ownership of those shares.

(d) Calculated on the basis of 21,053,644 shares of Common Stock outstanding on December 31, 2000, each director owned less than 1.0% of the Common Stock outstanding. The directors and executive officers as a group owned 1.4% of the Common Stock outstanding.

(e) Of the amounts shown, 12,673 shares beneficially owned by Mr. Ober were held by the Trustee under the Employee Thrift Plan of the Corporation.

     The nominees identified above are also nominees for election to the Board of Directors of The Adams Express Company ("Adams"), the Corporation's largest stockholder (see "Principal Stockholder" below).


Section 16(a) Beneficial Ownership Reporting Compliance

     Each director and officer of the Corporation who is subject to Section 16 of the Securities Exchange Act of 1934 is required to report to the Securities and Exchange Commission by a specified date his or her beneficial ownership of or transactions in the Corporation's securities. Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Corporation has no reason to believe that such directors and officers have not filed all requisite reports with the Securities and Exchange Commission on a timely basis during 2000, except that, a) following her election as a director, Ms. Schwab's Form 3 was filed after the 10 day filing period, b) purchases of shares in the Corporation by Mr. Peters in December 1999 and March 2000 were reported on Form 4s filed by Mr. Peters after the 10 day filing period for such forms, and c) Mr. Peters failed to file a Form 4 for one transaction in which his wife purchased shares in the Corporation.


Information as to Other Executive Officers

     Set forth below are the names, ages and positions with the Corporation of all executive officers of the Corporation other than those who also serve as directors. Executive officers serve as such until the election of their successors.

     Ms. Maureen A. Jones, 53, has served as Vice President since January 1, 1998, and as Treasurer since January 1, 1993.

     Mr. Richard F. Koloski, 56, has served as President since April 1, 1986.

     Mr. Joseph M. Truta, 56, has served as Executive Vice President since January 1, 1986.

     Mr. Lawrence L. Hooper, Jr., 48, has served as Vice President since March 30, 1999, and as Secretary and General Counsel since April 1, 1997. Prior thereto, he was a partner in Tydings & Rosenberg L.L.P., a Baltimore, Maryland law firm.

                                                                 Shares of
                                                                Common Stock
 Security Ownership of Management in the Corporation (a)        Beneficially
Name                                                         Owned (b)(c)(d)(e)
----                                                        -------------------
     Maureen A. Jones ...................................         11,374
     Richard F. Koloski .................................         82,716
     Joseph M. Truta ....................................         75,327
     Lawrence L. Hooper, Jr. ............................          6,956

----------

(a) As of December 31, 2000. Share ownership of directors and executive officers as a group is shown in the table beginning on page 2 and footnotes thereto.

(b) To the Corporation's knowledge, each officer had sole investment and voting power with respect to the shares shown opposite his or her name above other than shares referred to in footnote (d) below.

(c) Of the amounts shown, the following shares beneficially owned by the respective officer were held by the Trustee under the Employee Thrift Plan of the Corporation: Ms. Jones (2,370 shares), Mr. Koloski (26,943 shares), Mr. Truta (12,775 shares), and Mr. Hooper (830 shares).

(d) The amounts shown include shares subject to option under the Corporation's Stock Option Plan (see "Stock Option Plan" below), held by Ms. Jones (9,004 shares), Mr. Koloski (55,773 shares), Mr. Truta (62,552 shares), and Mr. Hooper (6,115 shares). These officers disclaim beneficial ownership of those shares.

(e) Calculated on the basis of 21,053,644 shares of Common Stock outstanding on December 31, 2000, each of the officers listed above owned less than 1.0% of the Common Stock outstanding.

Principal Stockholder

     At December 31, 2000, only one person or group of persons was known by the Corporation to own beneficially more than five percent of any class of the Corporation's voting securities.



                                                     Amount and
                                                      nature of
                          Name and address           beneficial       Percent of
Title of Class          of beneficial owner           ownership         class
-----------------   ---------------------------   ----------------   -----------
   Common Stock     The Adams Express Company     1,913,761 shs.          9.1%
                    Seven St. Paul Street             direct
                    Baltimore, Maryland 21202

Board Meetings

     The Board of Directors held thirteen meetings during 2000, at which overall attendance was approximately 94%. Each Director attended at least 75% of the total of all (i) meetings of the Board and (ii) meetings of committees of the Board on which he or she served in 2000, except for Mr. Neff.


Audit Committee

     Messrs. Emerson, Lenagh, Neff and Peters, each of whom is an independent director, as such is defined by the Rules of the New York Stock Exchange, constitute the membership of the Board's standing Audit Committee, which met twice in 2000. The Board has adopted a written charter under which the Audit Committee operates, which was most recently amended in January 2001. A copy of the written charter is attached as an appendix hereto. Set forth below is the report of the Audit Committee:


  Audit Committee Report

     The Audit Committee reviews the Corporation's financial reporting process on behalf of the Board of Directors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2000 Annual Report of the Corporation with the Corporation's management and the independent auditors.

     The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent auditors the auditors' independence from the Corporation and its management, including the written disclosures submitted to the Committee by the independent auditors as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     Respectfully submitted on February 16, 2001 by the members of the Audit Committee of the Board of Directors:
                                        Landon Peters, Chairman
                                        Daniel E. Emerson
                                        Thomas H. Lenagh
                                        W. Perry Neff

Compensation Committee

     Messrs. Lenagh, MacCallan, and Wilson, and Ms. Schwab constitute the membership of the Board's standing Compensation Committee, which met three times during 2000. The Compensation Committee reviews and recommends changes in the salaries of directors, officers, and employees, and advises upon the compensation and stock option plans in which the executive officers, officers, and employees of the Corporation are eligible to participate.


Executive Committee

     Messrs. Arzac, MacCallan, Neff, Ober*, and Roberts, and Ms. Schwab constitute the membership of the Board's standing Executive Committee, which met twice during 2000. The Committee has the authority of the Board of Directors between meetings of the Board except as limited by law, the Corporation's By-laws, or Board resolution. The Executive Committee also performs the duties of a nominating committee. It recommends to the full Board candidates for directorship. It is the policy of the Executive Committee not to consider unsolicited nominations for director.


Retirement Benefits Committee

     Messrs. Arzac, Emerson, Peters, Roberts and Wilson are the director members of the standing Retirement Benefits Committee of the Corporation, which administers the Employees' Retirement Plan, Supplemental Retirement Plan and the Employee Thrift Plan of the Corporation. This Committee met once during 2000.


Board of Directors Compensation

     During 2000, each director who is not an interested person received an annual retainer fee of $10,000 and a fee of $500 for each Board meeting attended. All members of each Committee, except executive officers and/or interested persons, receive an additional annual retainer fee of $1,500 for each committee membership and a fee of $500 for each meeting attended; the Chairman of each committee except for the Executive Committee receives an additional fee of $500 for each Committee meeting attended. The total amount of fees paid to "disinterested person" directors in 2000 was $190,250.


Transactions with Principal Stockholders

     The Corporation shares certain expenses with Adams, of which all the above-named nominees are also directors. Prior to April 1, 2000, these expenses were initially paid by Adams, which was reimbursed by the Corporation either in proportion to the size of the respective investment portfolios of the two companies or, where possible, on an actual usage basis. In 2000, the Corporation's share of such expenses that were handled in this fashion was $125,083 for research, accounting services and other office services (including proportionate salaries and other employee benefits), rent and related expenses, and miscellaneous expenses such as office supplies, postage, subscriptions and travel. Beginning on


----------
* Mr. Ober is an "interested person."

April 1, 2000, such expenses were paid by Adams and, on the date the payment was made, the Corporation simultaneously paid to Adams its allocated shares of such expenses.


Audit Fees

     The aggregate fees billed by the Corporation's independent auditors, PricewaterhouseCoopers LLP, for professional services rendered for the audits of the Corporation's annual and semi-annual financial statements for 2000 and the reviews of the financial statements contained in the First and Third Quarter reports in 2000 was $41,077.


Financial Information Systems Design and Implementation Fees

     No such fees were billed to the Corporation by its auditors during 2000.


All Other Fees

     The aggregate fees billed for services to the Corporation by PricewaterhouseCoopers LLP, other than for the services referenced above, for 2000 was $7,541.

     The Board's Audit Committee has considered the provision by PricewaterhouseCoopers LLP of the services covered in this All Other Fees section and found that they are compatible with maintaining
PricewaterhouseCoopers LLP's independence.

Remuneration of Directors and Others

     The following table sets forth for each of the persons named below the aggregate current remuneration received from the Corporation during the fiscal year ended December 31, 2000 for services in all capacities:

                                                                               Pension or
                                                                               Retirement
                                                                                Benefits
                                                                             Accrued During    Estimated Annual
                                                       Aggregate            the Last Fiscal     Benefits upon
Name of Person,              Position          Remuneration (1)(2)(3)(4)        Year (5)          Retirement
--------------------- ----------------------  ---------------------------  -----------------  -----------------
Douglas G. Ober       Chairman of the Board
                       and Chief Executive
                       Officer (A)                      $129,357                   --              $ 94,176
Richard F. Koloski    President                          322,700                   --               146,300
Joseph M. Truta       Executive Vice
                       President                          83,160                   --                47,135
Enrique R. Arzac      Director (A)(D)                     22,000                   N/A                 N/A
Daniel E. Emerson     Director (B)(D)                     21,000                   N/A                 N/A
Thomas H. Lenagh      Director (B)(C)                     22,000                   N/A                 N/A
W. D. MacCallan       Director (A)(C)                     22,500                   N/A                 N/A
W. Perry Neff         Director (A)(B)                     19,000                   N/A                 N/A
Landon Peters         Director (B)(D)                     21,000                   N/A                 N/A
John J. Roberts       Director (A)(D)                     20,500                   N/A                 N/A
Susan C. Schwab       Director (A)(C)                     20,250                   N/A                 N/A
Robert J. M. Wilson   Director (C)(D)                     22,000                   N/A                 N/A

(A)  Member of Executive Committee

(B)  Member of Audit Committee

(C)  Member of Compensation Committee

(D)  Member of Retirement Benefits Committee

----------

(1) Of the amounts shown, direct salaries paid by the Corporation to Messrs. Ober, Koloski, and Truta were $72,450, $161,000, and $48,300, respectively.

(2) Of the Corporation's direct salaries, $2,203 for Mr. Ober, $7,350 for Mr. Koloski, and $2,205 for Mr. Truta, was deferred compensation under the Corporation's Employee Thrift Plan. Under the Employee Thrift Plan, the Corporation also makes contributions to match the contributions made by eligible employees (see "Employee Thrift Plan" below). Of the amounts shown, $4,406, $14,700, and $4,410 were plan contributions for Messrs. Ober, Koloski, and Truta, respectively. The non-employee Directors do not participate in the Employee Thrift Plan.

(3) Of the amounts shown, $52,500, $147,000, and $30,450 were incentive compensation accrued for Messrs. Ober, Koloski, and Truta, respectively, in 2000 and deferred until January 2001.

(4) In addition, $74,068 for Mr. Ober and $283,373 for Mr. Koloski was the net gain realized by them upon the exercise of stock appreciation rights during 2000 granted under the Corporation's Stock Option Plan (see "Stock Option Plan" below). These sums are in addition to the aggregate remuneration amounts shown in this summary table.

(5) The Corporation has a noncontributory Employees' Retirement Plan. No contributions were made by the Corporation to this plan in 2000.

     Messrs. Ober, Koloski, and Truta also received direct salaries, deferred compensation, thrift plan contributions, and incentive compensation from Adams, which amounts were included in this summary table in years prior to 1999.


Stock Option Plan

     On December 12, 1985, the Corporation's Board of Directors adopted a Stock Option Plan (the "Plan"), which was approved by the stockholders at the March 26, 1986 Annual Meeting of Stockholders and amended at the March 29, 1994 Annual Meeting of Stockholders. The Plan provides for the grant to "key employees" (as defined in the Plan) of options to purchase shares of Common Stock of the Corporation, together with related stock appreciation rights. As of December 31, 2000, (i) the number of shares subject to outstanding options under the Plan was 212,694 and (ii) the number of shares available for future grants under the Plan was 319,362, in each case as adjusted to reflect the 3-for-2 stock split effected by the Corporation on October 19, 2000. All options granted or to be granted under the Plan currently will be treated as non-qualified stock options under the Internal Revenue Code. The Plan is administered by the Compensation Committee of the Board of Directors, which consists of four members of the Board, none of whom is eligible to receive grants under the Plan. The grant of options is at the discretion of the Compensation Committee.

     The Plan provides that, among other things, (a) the option price per share shall not be less than the fair market value of the Common Stock at the date of grant, except that the option price per share will be reduced after grant of the option to reflect capital gains distributions to the Corporation's stockholders, provided that no such reduction shall be made that will reduce the option price below 25% of the original option price; (b) an option will not become exercisable until the optionee shall have remained in the employ of the Corporation for at least one year after the date of grant and may be exercised for 10 years unless an earlier expiration date is stated in the option; and (c) no option or stock appreciation right shall be granted after December 8, 2003.

     The Plan permits the grant of stock appreciation rights in conjunction with the grant of an option, either at the time of the option grant or thereafter during its term and in respect of all or part of such option. Stock appreciation rights permit an optionee to request to receive (a) shares of Common Stock of the Corporation with a fair market value, at the time of exercise, equal to the amount by which the fair market value of all shares subject to the option in respect of which such stock appreciation right was granted exceeds the exercise price of such option, (b) in lieu of such shares, the fair market value thereof in cash, or (c) a combination of shares and cash. Stock appreciation rights are exercisable beginning no earlier than two years after the date of grant and extend over the period during which the related option is exercisable. To the extent a stock appreciation right is exercised in whole or in part, the option in respect of which such stock appreciation right was granted shall terminate and cease to be exercisable.

     No disposition of shares of Common Stock acquired as the result of the exercise of an option or stock appreciation right may be made within the later of two years of the date of grant of the option and within one year of the acquisition of such shares.


Employee Thrift Plan

     Employees of the Corporation who have completed six months of service may elect to have 2% to 6% of their base salary deferred as a contribution to a thrift plan instead of being paid to them currently (see table set forth on page 9 regarding 2000 contributions for the officers and directors identified therein). The Corporation (subject to certain limitations) contributes for each employee out of net investment income an amount equal to 200% of each employee's contribution or to the maximum permitted by law. Employees may also contribute an additional 10% of base salary to the thrift plan, but these post-tax contributions are not matched by the Corporation. All employee contributions are credited to the employee's individual account. Employees may elect that their salary deferral and other contributions be invested in a money market fund, an intermediate bond fund, Common Stock of the Corporation or of Adams, or a combination thereof. The Corporation's contributions are invested entirely in its Common Stock. An employee's interest in amounts derived from the Company's contributions becomes non-forfeitable upon completion of 36 months of service or upon death or retirement. Payment of amounts not withdrawn or forfeited under the thrift plan may be made upon retirement or other termination of employment in a single distribution, in ten equal installments, or in an annuity.


Employees' Retirement Plan

     The employees of the Corporation with one or more years of service participate in a retirement plan pursuant to which contributions are made solely by the Corporation on behalf of, and benefits are provided for, employees meeting certain age and service requirements. The plan provides for the payment of benefits in the event of an employee's retirement at age 62 or older. Upon such retirement, the amount of the retirement benefit is 2% of an employee's final thirty-six months average annual salary, including incentive compensation, multiplied by years of service. Retirement benefits cannot exceed 55% of final thirty-six months' average annual salary including incentive compensation. Benefits are payable in several alternative methods, each of which must be the actuarial equivalent of a pension payable for the life of the employee only. Retirement benefits (subject to any applicable reduction) are also payable in the event of an employee's early or deferred retirement, disability, or death. Contributions are made to a trust to fund these benefits.


     On March 10, 1988, the Board of Directors of the Corporation unanimously approved a supplemental retirement benefits plan (the "Supplemental Plan") for employees of the Corporation. On June 11, 1998, the Supplemental Plan was amended and restated as of January 1, 1998. The purpose of the Supplemental Plan is to provide deferred compensation in excess of benefit limitations imposed by the Internal Revenue Code on tax-qualified defined benefit plans, including the retirement plan of the Corporation described above. In accordance with such limitations, the annual benefit payable under the Corporation's retirement plan may not exceed the lesser of $140,000 for 2001 and the employee's average total compensation paid during the three highest-paid consecutive calendar years of employment. The $140,000 limit will be adjusted by the Secretary of the Treasury to reflect cost-of-living increases.

     The Supplemental Plan authorizes the Corporation to pay annual retirement benefits to beneficiaries in an amount equal to the difference between the maximum benefits payable under such retirement plan and the benefits that would otherwise be payable but for the Internal Revenue Code's limitations on annual retirement benefits. All amounts payable under the Supplemental Plan will be paid from the general funds of the Corporation as benefits become due. The Corporation has established a funding vehicle using life insurance policies owned by the Corporation for the Supplemental Plan. Payment of benefits under the Supplemental Plan will be made concurrently with and in the same form as payment of benefits under the Corporation's retirement plan. During 2000, the Corporation made payments of $15,467 under the Supplemental Plan.

Brokerage Commissions

     During the past fiscal year, the Corporation paid brokerage commissions in the amount of $197,599 on the purchase and sale of portfolio securities traded on the New York Stock Exchange, substantially all of which were paid to brokers providing research and other investment services to the Corporation. The average per share commission rate paid by the Corporation was $0.0580. No commissions were paid to an affiliated broker.


Portfolio Turnover

     The portfolio turnover rate (purchases or sales, whichever is lower, as a percentage of weighted average portfolio value) for the past three years has been as follows:



    2000          1999           1998
-----------   -----------   --------------
    7.68%         11.89%           12.70%

Expense Ratio

     The ratio of expenses to the average net assets of the Corporation for the past three years has been as follows:



    2000         1999           1998
-----------   ----------   --------------
    0.59%         0.43%            0.31%

            (b) RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Investment Company Act of 1940 (the "Act") requires, in effect, that the Corporation's independent accountants be selected by a majority of those members of the Board of Directors who are not "interested persons" (as defined by the Act) of the Corporation; that such selection be submitted for ratification or rejection at the annual meeting of stockholders; and that the employment of such independent accountants be conditioned on the right of the Corporation, by vote of the holders of a majority of its outstanding voting securities, to terminate such employment at any time without penalty. In accordance with such provisions, PricewaterhouseCoopers LLP, 250 W. Pratt Street, Baltimore, Maryland, independent accountants, which firm was the Corporation's principal auditor during the year 2000, has been selected as independent accountants of the Corporation to audit the books and accounts of the Corporation for or during the year ending December 31, 2001, by a majority of those members of the Board of Directors who were not "interested persons" of the Corporation, voting in person, and their selection is submitted to the stockholders for ratification by the affirmative vote of a majority of all votes cast at the meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting to make a statement if they desire to do so and to respond to appropriate questions. The Corporation has been informed that PricewaterhouseCoopers LLP does not have any direct financial or any material indirect financial interest in the Corporation.

     The Board of Directors unanimously recommends ratification of the selection of PricewaterhouseCoopers LLP.

                      (c) OTHER MATTERS AND ANNUAL REPORT

     As of the date of this proxy statement, management knows of no other business that will come before the meeting. Should other business be properly brought up, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

     The Annual Report of the Corporation for the year ended December 31, 2000, including financial statements, has been mailed to all stockholders entitled to notice of and to vote at the annual meeting to be held on March 27, 2001. A copy of the Corporation's Annual Report will be furnished to stockholders, without charge, upon request. You may request a copy by telephoning Lawrence L. Hooper, Jr., Vice President, Secretary and General Counsel, at (800) 638-2479 or by sending Mr. Hooper an e-mail message at contact@peteres.com.

     The Corporation has retained Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies. The Corporation will pay CIC a fee for its services not to exceed $5,000 and will reimburse CIC for its expenses, which the Corporation estimates will not exceed $2,000.


                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Stockholder proposals for inclusion in the proxy statement and form of proxy relating to the 2002 Annual Meeting must be received at the office of the Corporation, Seven St. Paul Street, Baltimore, MD 21202, no later than October 26, 2001.

     In addition, pursuant to the Corporation's By-laws, stockholder proposals for consideration at the 2002 Annual Meeting which are not to be included in the Corporation's proxy statement and form of proxy must be received at the office of the Corporation at the address listed in the preceding paragraph no later than January 25, 2002, in order to be eligible for presentation at the 2002 Annual Meeting. Should the Corporation determine to allow a stockholder proposal that is received by the Corporation after January 25, 2002 to be presented at the 2002 Annual Meeting nevertheless, the persons named as proxies in the accompanying form will have discretionary voting authority with respect to such stockholder proposal.

                                                                        APPENDIX

                       PETROLEUM & RESOURCES CORPORATION

                            AUDIT COMMITTEE CHARTER

I. Composition of the Audit Committee: The Audit Committee shall be comprised of at least three directors, each of whom shall have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation and shall otherwise satisfy the applicable membership requirements under the rules of the New York Stock Exchange, Inc., as such requirements are interpreted by the Board of Directors in its business judgment.

II. Purposes of the Audit Committee: The purposes of the Audit Committee are to assist the Board of Directors:

          1. in its oversight of the Corporation's accounting and financial reporting principles and policies and internal audit controls and procedures;

          2. in its oversight of the Corporation's financial statements and the independent audit thereof;

          3. in nominating the outside auditors to be proposed for shareholder approval in any proxy statement, evaluating and, where deemed appropriate, replacing the outside auditors; and

          4. in evaluating the independence of the outside auditors.

     The function of the Audit Committee is oversight. The management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the Corporation's quarterly financial statements prior to the filing of each quarterly report, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Corporation and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary.

     The outside auditors for the Corporation are ultimately accountable to the Board of Directors (as assisted by the Audit Committee). The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in the proxy statement.)

     The outside auditors shall submit to the Corporation annually a formal written statement delineating all relationships between the outside auditors and the Corporation ("Statement as to Independence"), addressing at least the matters set forth in Independence Standards Board Standard No. 1.

III. Meetings of the Audit Committee: The Audit Committee shall meet at least two times annually, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements and quarterly financial results. The Audit Committee should meet separately at least annually with management and with the outside auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV. Duties and Powers of the Audit Committee: To carry out its purposes, the Audit Committee shall have the following duties and powers:

          1. with respect to the outside auditor,

               (i) to provide advice to the Board of Directors in selecting, evaluating or replacing outside auditors;

               (ii) to review the fees charged by the outside auditors for audit and nonaudit services;

               (iii) to ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement), to discuss with the outside auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Corporation's outside auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the outside auditors' independence; and

               (iv) to instruct the outside auditors that the outside auditors are ultimately accountable to the Board of Directors and the Audit Committee;

          2. with respect to financial reporting principles and policies and internal audit controls and procedures:

               (i) to advise management and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

               (ii) to consider any reports or communications (and management's responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in Statement on Auditing Standards No. 61 (as codified by AU Section 380), as may be modified or supplemented, including reports and communications related to:

                    o deficiencies noted in the audit in the design or operation of internal controls;
                    o    consideration of fraud in a financial statement audit;
                    o    detection of illegal acts;
                    o the outside auditor's responsibility under generally accepted auditing standards;
                    o    significant accounting policies;
                    o    management judgments and accounting estimates;

                    o    adjustments arising from the audit;
                    o the responsibility of the outside auditor for other information in documents containing audited financial statements;
                    o    disagreements with management;
                    o    consultation by management with other accountants;
                    o major issues discussed with management in performing the audit;
                    o difficulties encountered with management in performing the audit;
                    o the outside auditor's judgments about the quality of the entity's accounting principles; and
                    o reviews of interim financial information conducted by the outside auditor;

               (iii) to meet with management and/or the outside auditors:

                    o    to discuss the scope of the annual audit;
                    o    to discuss the audited financial statements;
                    o to discuss any significant matters arising from any audit or report or communication referred to in item 2(ii) above, whether raised by management or the outside auditors, relating to the Corporation's financial statements;
                    o to review the form of opinion the outside auditors propose to render to the Board of Directors and shareholders in the annual report to shareholders;
                    o to review annually management's program to monitor compliance with the Corporation's code of ethics and policy on insider trading;
                    o to discuss significant changes to the Corporation's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the outside auditors or management; and
                    o to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

               (iv) to obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934; and


               (v) to discuss with the Corporation's General Counsel any significant legal matters that may have a material effect on the financial statements, the Corporation's compliance policies, including material notices to or inquiries received from governmental agencies; and

          3. with respect to reporting and recommendations,

               (i) to prepare any report, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement;

               (ii) to review this Charter at least annually and recommend any changes to the full Board of Directors; and

               (iii) to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

V. Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.